YieldQuest Funds

EXHIBIT TO ITEM 77Q1(a)

Material Amendment to the Registrant's Certificate of Trust

      A Certificate of Amendment to the Certificate of Trust is hereby incorporated by reference to Post-Effective
Amendment No. 6 to the Registration Statement as filed with the SEC via EDGAR on December 21, 2007 (Accession No.
0001209286-07-000341).